As filed with the Securities and Exchange Commission on July 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0031917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7327 Oak Ridge Highway, Suite A

Knoxville, Tennessee 37931

(866) 594-5999

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy C. Scott, Ph.D., President

Provectus Biopharmaceuticals, Inc.

7327 Oak Ridge Highway, Suite A

Knoxville, Tennessee 37931

(866) 594-5999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Tonya Mitchem Grindon

Lori B. Metrock

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street

Suite 800

Nashville, Tennessee 37201

(615) 726-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	(2)	(2)	(2)	—
Preferred Stock, par value $.001 per share	(2)	(2)	(2)	—
Warrants	(2)	(2)	(2)	—
Units	(2)	(2)	(2)	—
Total Offering	(2)	(2)	$100,000,000	$11,620(3)(4)

(1)	There are being registered hereunder such indeterminate number of securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000 (consisting of newly registered securities and securities carried over from a prior registration statement, as discussed in footnote 4). See also “Explanatory Note.”
(2)	This information is not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.
(3)	The proposed maximum aggregate price of the securities has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	The registration fee has been calculated in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) based on the current statutory fee of $116.20 per million. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement include unsold securities previously registered under the Registration Statement (File No. 333-182476) initially filed on July 2, 2012 and declared effective on July 20, 2012 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate number of warrants to purchase common stock or preferred stock, and an indeterminate number of units comprised of shares of common stock or preferred stock and warrants to purchase common stock or preferred stock or any combination, having an aggregate initial offering price of $100,000,000, a portion which remain unsold as of the date of filing this registration statement. The registrant has determined to include in this registration statement the unsold securities under the Prior Registration Statement having an aggregate offering price of $86,686,250 (the “Unsold Securities”). The registrant is also registering new securities under this registration statement with an aggregate initial offering price of $13,313,750, which aggregate offering price is not specified as to each class of security (see footnote (1)). Pursuant to Rule 415(a)(6), the registrant hereby offsets $10,072.94 in previously paid registration fees relating to the Unsold Securities from the Prior Registration Statement against the registration fee of $11,620.00 due for this registration statement and has paid the remaining difference of $1,547.06 by wire transfer prior to making this filing. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will file a pre-effective amendment to this registration statement to reduce the amount of Unsold Securities that are included in this registration statement by the amount of Unsold Securities so sold under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains four prospectuses:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of shares of the registrant’s common stock, preferred stock, warrants, and units, which together shall have an aggregate initial offering price not to exceed $100,000,000;

•	a sales agreement prospectus covering the offering, issuance and sale of shares of the registrant’s common stock that may be issued and sold under a sales agreement, between the registrant and Cantor Fitzgerald & Co. in an aggregate amount of up to $50,000,000;

•	a sales agreement prospectus covering the offering, issuance and sale of shares of the registrant’s common stock that may be issued and sold under a sales agreement, between the registrant and Alpha Capital Anstalt in an aggregate amount of up to $10,000,000; and

•	a prospectus covering up to 20,125,000 shares of the registrant’s common stock that are issuable upon the exercise of previously issued warrants of the registrant, at an exercise price of $0.85 per share of common stock.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The additional prospectuses immediately and sequentially follow the base prospectus. The common stock that may be offered, issued and sold under the additional prospectuses are included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

Upon termination of (a) the sales agreement between the registrant and Cantor Fitzgerald & Co. and/or (b) the sales agreement between the registrant and Alpha Capital Anstalt, any portion of the securities registered hereunder but not sold pursuant to such sales agreements will be available for sale in other offerings pursuant to the base prospectus and a related prospectus supplement, and if no shares are sold under such sales agreements, the full $60,000,000 of securities may be sold in such other offerings pursuant to the base prospectus and a related prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated July 16, 2015

PROSPECTUS

PROVECTUS BIOPHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to common stock, par value $.001 per share, preferred stock, par value $.001 per share, warrants to purchase shares of common stock or preferred stock, and units comprised of common stock, preferred stock, warrants, or any combination thereof that Provectus Biopharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NYSE MKT under the symbol “PVCT.” On July 15, 2015, the last reported sale price of our common stock was $0.52 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, preferred stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference” located elsewhere in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Provectus,” “Provectus Biopharmaceuticals,” “we,” “us,” “our” or similar references mean Provectus Biopharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC”) at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015);

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•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on January 2, 2015, June 19, 2015, June 22, 2015, and June 24, 2015; and

•	the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus or any prospectus supplement.

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ABOUT PROVECTUS BIOPHARMACEUTICALS

Overview

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma

•    Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015

•    Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015

•    Type C FDA Meeting December 2013

•    Finalized Phase 2 data October 2012 and September 2013

•    End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011

•    Phase 2 study completed May 2010

•    Phase 2 treatments completed September 2009

•    Phase 2 recruitment completed May 2009

•    Phase 2 study initiated September 2007

•    Orphan drug status January 2007

PH-10 Psoriasis

•    Full Phase 2c study report submitted to FDA February 2014

•    Toxicity study research and development for advanced studies 2012, 2013 and into 2014

•    Phase 2c randomized study final data collection February 2012

•    Phase 2c randomized study initiated December 2010 and completed August 2011

•    Phase 2 study completed April 2010

•    Phase 2 recruitment completed October 2009

•    Replacement Phase 2 initiated July 2009 due to dose regimen change

•    Phase 2 study initiated November 2007

PH-10 Atopic Dermatitis

•    Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015

•    Phase 2 study completed September 2009

•    Phase 2 recruitment completed June 2009

•    Phase 2 study initiated June 2008

PV-10 Breast Cancer	• Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research • Phase 1 study completed July 2008 • Phase 1 initial cohort treatment completed April 2006

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• Phase 1 study initiated October 2005

PV-10 Liver Metastasis

•    Phase 1b/2 study being planned 2014 into 2015

•    Phase 1 protocol expansion September 2012 through 2014 into 2015

•    Orphan drug status April 2011

•    Phase 1 patient accrual and treatment completed January 2011

• Phase 1 study initiated October 2009

PV-10 Mechanism of Action	• Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	• Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement and should not be considered part of this prospectus or any prospectus supplement.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus , including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	clinical development;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

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PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT. Any shares of common stock sold hereunder will be listed on the NYSE MKT. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and

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penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

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RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2015 and each of the fiscal years ended December 31, 2014, December 31, 2013, December 31, 2012, December 31, 2011 and December 31, 2010 were insufficient to cover fixed charges and preferred stock dividend requirements for each period. For the three months ended March 31, 2015, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $4,529,107. For the years ended December 31, 2014, December 31, 2013, December 31, 2012, December 31, 2011, and December 31, 2010, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $10,258,990, $27,713,744, $12,584,354, $19,450,699,and $18,568,102, respectively. For each period, there were no preferred stock dividend requirements.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net loss plus fixed charges. “Fixed charges” consist of interest expense. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock, which is $0. We paid dividends on the 8% convertible preferred stock and Series A 8% convertible preferred stock in shares of our common stock, other than the first dividend payment due to holders of the Series A 8% convertible preferred stock, which was paid in cash in the aggregate amount of $29,063.

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DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock and preferred stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock and upon the conversion of convertible preferred stock, individually, or in units with common stock. In addition, we may offer preferred stock issuable upon the exercise of warrants, individually or in units with preferred stock.

The following description of our capital, certificate of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus.

Common Stock

Governing Law and Organizational Documents. The rights and related matters of Provectus Biopharmaceuticals, Inc. are governed by the laws of the State of Delaware and our certificate of incorporation and bylaws. Our certificate of incorporation may not be amended without the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote thereon. Our bylaws may be amended by either our board of directors or by a vote of our stockholders holding at least 66-2/3% of the voting power of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under our certificate of incorporation, as amended, we are authorized to issue up to 300,000,000 shares of common stock, par value $.001 per share. As of June 30, 2015, 204,558,259 shares of common stock were issued and outstanding.

Dividends, Voting Rights, and Liquidation. Except as required by Delaware law or by our certificate of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock are able to elect all directors. Our certificate of incorporation does not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders redeeming such common stock, and the common stock is not subject to liability for further calls or to assessments by us.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and to Delaware law.

Removal of Directors by Stockholders. Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90, but not more than 120, days prior to the date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by us not earlier than the close of business on the 90th day prior to the date of such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public announcement of the date of the meeting is first made.

Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these

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transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to, or receipt of disproportionate financial benefits by, the 15% stockholder, or

•	any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of our outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the 15% stockholder owns at least 85% of our outstanding voting stock as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Warrants and Options

As of June 30, 2015, we have reserved for issuance 79,680,528 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock and 9,545,214 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.12 and $0.97 per share, respectively, as of June 30, 2015.

Transfer Agent and Registrar

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our common stock. Broadridge’s telephone number is (610) 649-7300.

Quotation

Our common stock is traded on the NYSE MKT under the symbol “PVCT.”

Preferred Stock

Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors. There are currently no shares of our preferred stock issued and outstanding.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock and warrants to purchase shares of preferred stock. Warrants may be issued in one or more series, independently or together with common stock, preferred stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock or preferred stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock or preferred stock, as applicable, and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock, as applicable, will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of common stock, preferred stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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PROVECTUS BIOPHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

                    , 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated July 16, 2015

PROSPECTUS

Up to $50,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor, acting as agent.

Our common stock is currently quoted on the NYSE MKT under the symbol “PVCT.” On July 15, 2015, the last reported sale price of our common stock on the NYSE MKT was $0.52 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through our then-existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 6 of this prospectus, any related free writing prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Provectus,” “Provectus Biopharmaceuticals,” “we,” “us,” “Company” and “our” or similar references mean Provectus Biopharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public

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Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on January 2, 2015, June 19, 2015, June 22, 2015, and June 24, 2015; and

•	the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

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ABOUT PROVECTUS BIOPHARMACEUTICALS

Overview

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma

•    Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015

•    Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015

•    Type C FDA Meeting December 2013

•    Finalized Phase 2 data October 2012 and September 2013

•    End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011

•    Phase 2 study completed May 2010

•    Phase 2 treatments completed September 2009

•    Phase 2 recruitment completed May 2009

•    Phase 2 study initiated September 2007

•    Orphan drug status January 2007

PH-10 Psoriasis

•    Full Phase 2c study report submitted to FDA February 2014

•    Toxicity study research and development for advanced studies 2012, 2013 and into 2014

•    Phase 2c randomized study final data collection February 2012

•    Phase 2c randomized study initiated December 2010 and completed August 2011

•    Phase 2 study completed April 2010

•    Phase 2 recruitment completed October 2009

•    Replacement Phase 2 initiated July 2009 due to dose regimen change

•    Phase 2 study initiated November 2007

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PH-10 Atopic Dermatitis

•    Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015

•    Phase 2 study completed September 2009

•    Phase 2 recruitment completed June 2009

•    Phase 2 study initiated June 2008

PV-10 Breast Cancer

•    Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research

•    Phase 1 study completed July 2008

•    Phase 1 initial cohort treatment completed April 2006

•    Phase 1 study initiated October 2005

PV-10 Liver Metastasis

•    Phase 1b/2 study being planned 2014 into 2015

•    Phase 1 protocol expansion September 2012 through 2014 into 2015

•    Orphan drug status April 2011

•    Phase 1 patient accrual and treatment completed January 2011

•    Phase 1 study initiated October 2009

PV-10 Mechanism of Action	• Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	• Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus or any related free writing prospectus.

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THE OFFERING

Common stock offered by us pursuant to this prospectus	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through Cantor having an aggregate offering price of up to $50,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through our agent, Cantor Fitzgerald & Co. See “Plan of Distribution” in this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, clinical development, additions to working capital and capital expenditures, research and development activities, and the expansion of our business through internal growth or acquisitions. See “Use of Proceeds” in this prospectus.

NYSE MKT symbol	PVCT

Risk factors	This investment involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 6 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in any related free writing prospectus, in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any related free writing prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to this Offering

You may experience immediate and substantial dilution.

The public offering price of our Common Stock offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this offering, you may incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you may incur further dilution.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for clinical development, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The market price of our Common Stock has been highly volatile due to several factors that will continue to affect the price of our Common Stock.

Our Common Stock has traded as low as $0.30 per share and as high as $6.03 per share during the period beginning on January 1, 2014 and ending on June 30, 2015, during which time our Common Stock was quoted on the OTCQB until May 16, 2014, when our Common Stock began trading on the NYSE MKT. We believe that our Common Stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the NYSE MKT, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount

6

to the then market price of our Common Stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any related free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any related free writing prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any related free writing prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any related free writing prospectus.

8

USE OF PROCEEDS

Unless otherwise set forth in any related free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	clinical development;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in a free writing prospectus related to that offering.

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PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through Cantor acting as agent. The sales agreement is incorporated by reference in this prospectus.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on our then-existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is specified by us in the placement notice we deliver to Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement, or (2) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

Our common stock is traded on the NYSE MKT under the symbol “PVCT”.

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LEGAL MATTERS

Unless otherwise indicated in any related free writing prospectus, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the free writing prospectus relating to such offering. Cantor is being represented in connection with this offering by Reed Smith LLP.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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Up To $50,000,000

Common Stock

PROSPECTUS

                    , 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated July 16, 2015

PROSPECTUS

Up To $10,000,000 of Common Stock

This prospectus relates to the issuance and sale from time to time to Alpha Capital Anstalt (“Investor”), under a Purchase Agreement entered into on July 22, 2013 (as amended by that certain consent and waiver, dated June 18, 2015, the “Purchase Agreement”), of (i) up to $10,000,000 of shares of our common stock, par value $.001 per share (the “Common Stock”) and (ii) such additional shares of Common Stock as contemplated by the Purchase Agreement.

The shares offered include:

•	up to $10,000,000 of shares of Common Stock that may be sold from time to time, at our sole discretion, to Investor until February 1, 2016 in accordance with the Purchase Agreement (the “Purchase Shares”); and

•	a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor to be issued to Investor (the “Commitment Shares”) under the Purchase Agreement.

This prospectus also covers the resale of these shares of Common Stock by Investor to the public.

We previously issued 250,000 shares of Common Stock to Investor in consideration for entering into the Purchase Agreement. Investor will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation of Investor pursuant to the Purchase Agreement will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Investor with respect to certain liabilities, including liabilities under the Securities Act.

Our Common Stock is quoted on the NYSE MKT under the symbol “PVCT.” On July 15, 2015, the last reported sales price for our Common Stock was $0.52 per share.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus beginning on page 8, in the documents incorporated by reference into this prospectus and in any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2015.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the documents incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, we use the terms “Provectus Biopharmaceuticals,” “Provectus,” “we,” “us,” “the Company” and “our” in this prospectus refer to Provectus Biopharmaceuticals, Inc. and our subsidiaries.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

The information contained in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date thereof, regardless of the time of delivery of such documents or of any sale of the Purchase Shares or Commitment Shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any free writing prospectus we may authorize for use in connection with this offering were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein and any related free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any related free writing prospectus regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any related free writing prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any related free writing prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our Common Stock. You should read this entire prospectus and any related free writing prospectus, together with the information incorporated by reference, including the risk factors, before making an investment decision.

Our Company

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma

•    Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015

•    Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015

•    Type C FDA Meeting December 2013

•    Finalized Phase 2 data October 2012 and September 2013

•    End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011

•    Phase 2 study completed May 2010

•    Phase 2 treatments completed September 2009

•    Phase 2 recruitment completed May 2009

•    Phase 2 study initiated September 2007

•    Orphan drug status January 2007

PH-10 Psoriasis

•    Full Phase 2c study report submitted to FDA February 2014

•    Toxicity study research and development for advanced studies 2012, 2013 and into 2014

•    Phase 2c randomized study final data collection February 2012

•    Phase 2c randomized study initiated December 2010 and completed August 2011

• Phase 2 study completed April 2010 • Phase 2 recruitment completed October 2009 • Replacement Phase 2 initiated July 2009 due to dose regimen change • Phase 2 study initiated November 2007

PH-10 Atopic Dermatitis

•    Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015

•    Phase 2 study completed September 2009

•    Phase 2 recruitment completed June 2009

•    Phase 2 study initiated June 2008

PV-10 Breast Cancer

•    Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research

•    Phase 1 study completed July 2008

•    Phase 1 initial cohort treatment completed April 2006

•    Phase 1 study initiated October 2005

PV-10 Liver Metastasis

•    Phase 1b/2 study being planned 2014 into 2015

•    Phase 1 protocol expansion September 2012 through 2014 into 2015

•    Orphan drug status April 2011

•    Phase 1 patient accrual and treatment completed January 2011

•    Phase 1 study initiated October 2009

PV-10 Mechanism of Action	• Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	• Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus or any related free writing prospectus.

The Offering

Common Stock offered by Provectus	•	up to $10,000,000 of Purchase Shares that may be sold from time to time, at our sole discretion, to Investor until February 1, 2016 in accordance with the Purchase Agreement; and

•	a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor to be issued to Investor as Commitment Shares under the Purchase Agreement.

Common Stock to be outstanding after this offering	Up to 212,320,759 shares, assuming (i) the issuance of 7,500,000 Purchase Shares at a sales price of $0.75 per share for the $10,000,000 of Common Stock that may be sold from time to time, which $0.75 is the minimum closing price of our Common Stock on the NYSE MKT at which we are permitted to sell to the Investor and (ii) the issuance of 262,500 Commitment Shares in the event 7,500,000 Purchase Shares are issued. Actual number of shares issued and outstanding will vary depending on the sales price under this offering.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, clinical development, additions to working capital and capital expenditures, research and development activities, and the expansion of our business through internal growth or acquisitions. See “Use of Proceeds” on page 10.

NYSE MKT Symbol	“PVCT”

Risk factors	This investment involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 8 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

The number of shares of Common Stock to be outstanding after this offering is based on 204,558,259 shares outstanding on June 30, 2015 and excludes as of that date:

•	79,680,528 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2015, at a weighted average exercise price of $1.12 per share;

•	9,545,214 shares of Common Stock issuable upon the exercise of options outstanding as of June 30, 2015, at a weighted average exercise price of $0.97 per share; and

•	19,850,000 shares of Common Stock reserved for future issuance under our 2014 Equity Compensation Plan as of December 31, 2014.

TERMS OF OFFERING AND CAPITALIZATION

On July 22, 2013, we entered into a Purchase Agreement with Investor, which was amended on June 18, 2015, and provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Investor up to $10,000,000 worth of shares of our Common Stock at our discretion as described below. Pursuant to the Purchase Agreement, we also agreed to issue to Investor a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement in consideration of the purchase by Investor of the Purchase Shares.

We are filing this prospectus with regard to the offering of shares of our Common Stock, which consists of (i) Purchase Shares with an aggregate offering price of up to $10,000,000 which we may sell from time to time, in our sole discretion, to Investor until February 1, 2016 subject to the conditions and limitations in the Purchase Agreement and (ii) a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement.

Under the Purchase Agreement, on any business day and as often as every two (2) business days over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Investor to purchase up to $250,000 worth of shares of our Common Stock. The purchase price for shares of Common Stock to be purchased by Investor will be the lower of (i) the lowest sale price on the purchase date, as reported by the NYSE MKT, and (ii) the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days prior to the purchase date.

We can also accelerate the amount of our shares of Common Stock to be purchased under certain circumstances in amount up to the lesser of (i) $500,000 worth of shares and (ii) 30% of the trading volume on such accelerated purchase date, if the closing sale price of our Common Stock equals or exceeds $0.75 on such purchase date, as reported by the NYSE MKT. The purchase price for the additional shares is the lower of:

•	the closing sale price for the Common Stock on the date of sale; and

•	ninety-three percent (93%) of the volume weighted average price of the Common Stock on the NYSE MKT on the date of sale.

There is no upper limit on the price per share that Investor must pay for our Common Stock under the Purchase Agreement, but in no event will shares be sold to Investor on a day our closing price is less than the floor price of $0.75 per share. The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct Investor to purchase, as described below. We will control the timing and amount of any sales of our Common Stock to Investor. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one business day notice. We previously issued 250,000 shares of Common Stock to Investor as consideration for entering into the Purchase Agreement and we will issue up to 3.5% of the aggregate amount purchased pursuant to any Regular Purchase of Common Stock, as Commitment Shares, upon each such purchase by Investor under the Purchase Agreement. For example, if we elect, at our sole discretion, to require Investor to purchase $250,000 worth of shares of our Common Stock at a Purchase Price of $0.70 per share, then we would issue Investor 12,500 Commitment Shares as an additional commitment fee, which is the product of 357,143 shares, the amount of shares of Common Stock we have elected to sell to Investor, multiplied by 3.5%. The Commitment Shares will only be issued pursuant to this formula if, as and when we elect to sell our Common Stock to Investor pursuant to the Purchase Agreement. Investor may not assign or transfer its rights or obligations under the Purchase Agreement.

The Purchase Agreement also prohibits us from directing Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Investor and its affiliates, would result in Investor and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

The number of shares ultimately offered for sale by Investor under this prospectus is dependent upon the number of shares purchased by Investor under the Purchase Agreement.

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement, of which this prospectus is a part, lapses for any reason (including, without limitation, the issuance of a stop order), or the registration statement or this prospectus is unavailable for sale by us or the resale by Investor of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our Common Stock from trading for a period of one business day;

•	the de-listing of our Common Stock from our principal market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

•	the transfer agent’s failure for three business days to issue to Investor shares of our Common Stock which Investor is entitled to receive under the Purchase Agreement;

•	we breach any of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which has a material adverse effect on us, subject to a cure period of five business days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time we are not eligible to transfer our Common Stock electronically as contemplated by the Purchase Agreement.

Investor does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Investor, shares of our Common Stock cannot be sold by us or purchased by Investor under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks discussed below and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

You will experience immediate and substantial dilution.

The public offering price of our Common Stock offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for clinical development, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The market price of our Common Stock has been highly volatile due to several factors that will continue to affect the price of our Common Stock.

Our Common Stock has traded as low as $0.30 per share and as high as $6.03 per share during the period beginning on January 1, 2014 and ending on June 30, 2015, during which time our Common Stock was quoted on the OTCQB until May 16, 2014, when our Common Stock began trading on the NYSE MKT. We believe that our Common Stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the NYSE MKT, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our Common Stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

USE OF PROCEEDS

Pursuant to the Purchase Agreement, we will have the right to direct Investor to purchase up to $10,000,000 of our Common Stock. Therefore, the net proceeds of this offering will depend on the frequency and prices at which we sell shares of stock to Investor under the Purchase Agreement. Assuming the purchase of $10,000,000 of our Common Stock, the maximum proceeds we would receive over the 30-month term of the Purchase Agreement is $9,827,500 after deducting our estimated offering expenses of $172,500.

Unless otherwise set forth in any related free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	clinical development;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in a free writing prospectus related to that offering.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We cannot estimate precisely the allocation of the net proceeds from this offering. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.

PLAN OF DISTRIBUTION

Pursuant to this prospectus, we are offering up to $10,000,000 in shares of our Common Stock that may be issued by us directly to Investor under the Purchase Agreement. This prospectus also covers the resale of these shares by Investor to the public.

We entered into the Purchase Agreement with Investor on July 22, 2013 and amended the Purchase Agreement on June 18, 2015. In consideration for entering into the Purchase Agreement, we previously issued 250,000 shares of our Common Stock to Investor. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Investor is irrevocably committed to purchase an aggregate of up to $10,000,000 worth of shares of our Common Stock over the 30-month term of the Purchase Agreement. Pursuant to the Purchase Agreement, we also agreed to issue to Investor a number of shares of Common Stock equal to 3.5% of the aggregate amount of Purchase Shares purchased by Investor under the Purchase Agreement as Commitment Shares.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any business day, and as often as every two (2) business days, and at our sole discretion, we may require Investor to purchase up to $250,000 worth of shares of our Common Stock. We can also increase the amount of our shares of Common Stock to be purchased on any business day under certain circumstances up to $500,000 worth of shares of our Common Stock, provided that the closing sale price of our Common Stock equals or exceeds $0.75 on such purchase date.

The Purchase Agreement prohibits us from directing Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Investor and its affiliates, would result in Investor and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our Common Stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

We may suspend the sale of shares to Investor pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Investor has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NYSE MKT at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Investor has informed us that each such broker-dealer will receive commissions from Investor that will not exceed customary brokerage commissions.

We know of no existing arrangements between Investor and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a free writing prospectus, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Investor. We expect to pay to Investor up to $10,000 as reimbursement of its expenses in connection with entering into the Purchase Agreement, including its legal fees and due diligence expenses.

We have agreed to indemnify Investor against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Investor represented to us that at no time prior to the date of the Purchase Agreement has Investor or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction. Investor agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Investor that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The transfer agent for our Common Stock is Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our Common Stock. Broadridge’s telephone number is (610) 649-7300.

Our Common Stock is traded on the NYSE under the symbol “PVCT.”

LEGAL MATTERS

Certain legal matters related to the securities offered under this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC”) at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on July 26, 2013, January 2, 2015, June 19, 2015, June 22, 2015, and June 24, 2015; and

•	the description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

PROVECTUS BIOPHARMACEUTICALS, INC.

Up To $10,000,000

Common Stock

PROSPECTUS

July       , 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated July 16, 2015

PROSPECTUS

20,125,000 SHARES OF COMMON STOCK

UNDERLYING WARRANTS PREVIOUSLY ISSUED

This prospectus relates to 20,125,000 shares of our common stock, par value $.001 per share (the “Common Stock”), issuable upon the exercise of warrants (the “Warrants”) previously issued by us in June 2015. The Warrants were issued with an exercise price of $0.85 per share, subject to adjustment, and expire five years after their issuance.

Our Common Stock is traded on the NYSE MKT under the symbol “PVCT.” On July 15, 2015, the last reported sale price of our Common Stock was $0.52 per share. Our Warrants are traded on the NYSE MKT under the symbol “PVCT/WS.” On July 15, 2015, the last reported sale price of our Warrants was $0.26 per Warrant.

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 5 of this prospectus, in the documents incorporated by reference into this prospectus and in any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2015.

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by us of shares of our Common Stock issuable upon the exercise of Warrants previously issued in June 2015. We have an existing “shelf” Registration Statement on Form S-3, File No. 333-182476, that was declared effective on July 20, 2012 and which expires on July 20, 2015 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”). In connection with the expiration of the Prior Registration Statement, we are filing a new “shelf” Registration Statement on Form S-3, File No. 333-            , of which this prospectus forms a part (the “New Registration Statement”). The Common Stock registered under the New Registration Statement includes shares of Common Stock underlying Warrants to purchase an aggregate of 20,125,000 shares of Common Stock at an exercise price of $0.85 per share, which Warrants were previously issued by us and registered under the Prior Registration Statement. We are filing this prospectus under the New Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of such previously issued Warrants for Common Stock. In accordance with SEC rules, we may continue to offer and sell securities being registered hereunder during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of the New Registration Statement. If we issue any securities being registered hereunder during the grace period, the Registrant will identify in a pre-effective amendment to the New Registration Statement the new amount of securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

This prospectus describes the specific terms of the Common Stock will issue upon the exercise of the Warrants and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus, the documents and information incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different.

We are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, the documents and information incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our Common Stock and Warrants. In this prospectus, unless the context otherwise indicates, the terms “Provectus,” the “Company,” “we,” “our” and “us” or similar terms refer to Provectus Biopharmaceuticals, Inc., including our subsidiaries. Any references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our Common Stock. Therefore, you should read the entire prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus or any free writing prospectus that we have authorized for use in connection with this offering before making any investment decision.

Provectus Biopharmaceuticals, Inc.

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma

•    Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015

•    Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015

•    Type C FDA Meeting December 2013

•    Finalized Phase 2 data October 2012 and September 2013

•    End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011

•    Phase 2 study completed May 2010

•    Phase 2 treatments completed September 2009

•    Phase 2 recruitment completed May 2009

•    Phase 2 study initiated September 2007

•    Orphan drug status January 2007

PH-10 Psoriasis	• Full Phase 2c study report submitted to FDA February 2014 • Toxicity study research and development for advanced studies 2012, 2013 and into 2014

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•    Phase 2c randomized study final data collection February 2012

•    Phase 2c randomized study initiated December 2010 and completed August 2011

•    Phase 2 study completed April 2010

•    Phase 2 recruitment completed October 2009

•    Replacement Phase 2 initiated July 2009 due to dose regimen change

•    Phase 2 study initiated November 2007

PH-10 Atopic Dermatitis

•    Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015

•    Phase 2 study completed September 2009

•    Phase 2 recruitment completed June 2009

•    Phase 2 study initiated June 2008

PV-10 Breast Cancer

•    Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research

•    Phase 1 study completed July 2008

•    Phase 1 initial cohort treatment completed April 2006

•    Phase 1 study initiated October 2005

PV-10 Liver Metastasis

•    Phase 1b/2 study being planned 2014 into 2015

•    Phase 1 protocol expansion September 2012 through 2014 into 2015

•    Orphan drug status April 2011

•    Phase 1 patient accrual and treatment completed January 2011

•    Phase 1 study initiated October 2009

PV-10 Mechanism of Action	• Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	• Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus or any related free writing prospectus.

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The Offering

Common Stock We Are Offering	20,125,000 shares issuable upon exercise of the Warrants previously offered. Each Warrant has an exercise price of $0.85 per share, will be immediately exercisable upon issuance and will expire five years from the issuance date.

Common Stock To Be Outstanding After This Offering	224,683,259 shares.

Use Of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, clinical development, additions to working capital and capital expenditures, research and development activities, and the expansion of our business through internal growth or acquisitions. See “Use of Proceeds” on page 8.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this prospectus, of the documents incorporated by reference in this prospectus and of any free writing prospectus we authorized for use in connection with this offering for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

NYSE MKT Symbol	Our Common Stock currently trades on the NYSE MKT under the symbol “PVCT.” Our Warrants are traded on the NYSE MKT under the symbol “PVCT/WS.”

The number of shares of Common Stock shown above to be outstanding after this offering is based on 204,558,259 shares of Common Stock outstanding as of June 30, 2015, and excludes:

•	79,680,528 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 2015, at a weighted average exercise price of $1.12 per share (including the Warrants);

•	9,545,214 shares of Common Stock issuable upon the exercise of options outstanding as of June 30, 2015, at a weighted average exercise price of $0.97 per share; and

•	19,850,000 shares of Common Stock reserved for future issuance under our 2014 Equity Compensation Plan as of December 31, 2014.

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RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2014 and in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

You will experience immediate and substantial dilution.

The public offering price of our Common Stock offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for clinical development, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The market price of our Common Stock has been highly volatile due to several factors that will continue to affect the price of our Common Stock.

Our Common Stock has traded as low as $0.30 per share and as high as $6.03 per share during the period beginning on January 1, 2014 and ending on June 30, 2015, during which time our Common Stock was quoted on the OTCQB until May 16, 2014, when our Common Stock began trading on the NYSE MKT. We believe that our Common Stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the NYSE MKT, as well as the issuance of warrants or

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convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our Common Stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the SEC, incorporated by reference or included in this prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Also, the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

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USE OF PROCEEDS

Assuming the exercise of all of the previously issued Warrants, we will receive estimated gross proceeds of approximately $17,106,250. We do not expect to pay any expenses in connection with any Warrant exercises.

Unless otherwise set forth in any related free writing prospectus we have authorized for use in connection with the offering, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	clinical development;

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in a free writing prospectus related to that offering.

We cannot estimate precisely the allocation of the net proceeds from the exercise of the Warrants. The amounts and timing of the expenditures may vary significantly, depending on numerous factors. Some of these factors include the amount of cash used in our operations, progress of our clinical trials, and other development efforts, including immunology work for both our oncology and dermatology programs to determine the unique immuno-chemoablative and anti-inflammatory characteristics of our respective drug product candidates. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities and short-term U.S. Treasury bills.

8

PLAN OF DISTRIBUTION

We are offering 20,125,000 shares of Common Stock issuable upon the exercise of outstanding Warrants previously issued by us in June 2015. Shares of Common Stock issued upon exercise of the outstanding Warrants will trade on the NYSE MKT under the symbol “PVCT.”

The Common Stock issuable upon the exercise of the Warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of the shares upon exercise of the warrants. Pursuant to the terms of the Warrants, the shares of Common Stock will be distributed to those Warrant holders who properly exercise their Warrants and delivery payment of the aggregate exercise price, in accordance with the terms of the Warrants.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of

9

this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2015 annual meeting of stockholders, filed with the SEC on April 30, 2015);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on January 2, 2015, June 19, 2015, June 22, 2015, and June 24, 2015;

•	the description of our Common Stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description; and

•	the description of our Warrants contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

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PROVECTUS BIOPHARMACEUTICALS, INC.

20,125,000 Shares of Common Stock

Underlying Warrants Previously Issued

PROSPECTUS

July     , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$1,547	*
Printing and engraving expenses		*
Legal fees and expense		*
FINRA fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Registrar Fees		*
Miscellaneous		*

Total	$	*

*	Represents the balance of the SEC registration fee due in connection with the registration of securities offered hereby after giving effect to the offset described in footnote 4 to the Calculation of Registration Fee table.
**	These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”), which is applicable to the company, allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the company.

Our certificate of incorporation and bylaws provide that the company will indemnify its directors and executive officers to the fullest extent provided by the DGCL and that any repeal or modification of such provisions will be prospective only and will not adversely affect the rights provided by the certificate of incorporation and bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the company. In addition, our bylaws provide that the company is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Provectus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Knoxville, State of Tennessee, on July 16, 2015.

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name: Peter R. Culpepper
Title: Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint H. Craig Dees and Peter R. Culpepper and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Name	Capacity	Date

/s/ H. Craig Dees H. Craig Dees, Ph.D.	Chief Executive Officer (principal executive officer) and Chairman of the Board	July 16, 2015

/s/ Peter R. Culpepper Peter R. Culpepper, CPA, MBA	Chief Financial Officer (principal financial officer and principal accounting officer) and Chief Operating Officer	July 16, 2015

/s/ Timothy C. Scott Timothy C. Scott, Ph.D.	President and Director	July 16, 2015

Jan E. Koe	Director

/s/ Kelly M. McMasters Kelly M. McMasters	Director	July 16, 2015

Alfred E. Smith, IV	Director

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description

1.1	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement*

3.1	Certificate of Incorporation of Provectus Biopharmaceuticals, Inc. (the “Company”)(1), as amended by Certificate of Amendment to Certificate of Incorporation dated June 16, 2014(2)

3.2	Bylaws of the Company(3)

4.1	Specimen certificate for the common stock, par value $.001 per share, of the Company*

4.2	Form of certificate for the preferred stock, par value $.001 per share, of the Company*

4.3	Form of Certificate of Designation establishing a series of preferred stock of the Company*

4.4	Form of Warrant Agreement, including form of Warrant Certificate*

4.5	Form of Unit Agreement, including form of Unit*

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC(4)

10.1	Purchase Agreement dated as of July 22, 2013, by and between Provectus Pharmaceuticals, Inc. and Alpha Capital Anstalt(5)

10.2	Consent and Waiver of Rights, between Provectus Biopharmaceuticals, Inc. and Alpha Capital Anstalt(6)

10.3	Controlled Equity OfferingSM Sales Agreement, dated April 30, 2014, by and between Provectus Biopharmaceuticals, Inc. and Cantor Fitzgerald & Co.(7)

12.1	Computation of Deficiency of Earnings to Cover Fixed Charges and Preferred Stock Dividends(4)

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP(4)

24.1	Power of attorney (included in signature page of this Form S-3)

(1)	Previously filed as Exhibit 3.1 of the Company’s annual report on Form 10-K filed with the SEC on March 13, 2014 and incorporated by reference herein
(2)	Previously filed as Exhibit 3.2 of the Company’s annual report on Form 10-K filed with the SEC on March 12, 2015 and incorporated by reference herein
(3)	Previously filed as Exhibit 3.4 of the Company’s annual report on Form 10-K filed with the SEC on March 13, 2014 and incorporated by reference herein
(4)	Filed herewith
(5)	Previously filed as Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on July 26, 2013 and incorporated by reference herein
(6)	Previously filed as Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on June 24, 2015 and incorporated by reference herein
(7)	Previously filed as Exhibit 10.1 of the Company’s current report on Form 8-K filed with the SEC on April 30, 2014 and incorporated by reference herein
*	To be filed if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.